UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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M&F BANCORP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&F BANCORP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2007

TO OUR STOCKHOLDERS:

You are invited to attend the 2007 annual meeting of stockholders of M&F Bancorp, Inc. to be held at its principal executive offices located at the M&F Bank Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707 on Wednesday, May 16, 2007 at 6:00 pm Eastern Daylight Savings Time. At the annual meeting, you will be asked to:

1.	Elect six people to serve on the Board of Directors of M&F Bancorp, Inc. until the 2008 annual meeting of stockholders or until their successors are elected and qualified;

2.	Ratify the appointment of McGladrey & Pullen, LLP as the independent auditor for M&F Bancorp, Inc. for the fiscal year ending December 31, 2007; and

3.	Consider any other business that may properly be brought before the annual meeting or any adjournment thereof. M&F Bancorp, Inc.’s Board of Directors does not know of any other business to be considered at the annual meeting.

Stockholders of record at the close of business on March 21, 2007 are entitled to vote at the annual meeting or any adjournment thereof. If a quorum is not present at the time of the annual meeting, the meeting may be adjourned so that M&F Bancorp, Inc. can solicit more proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Kim D. Saunders
President and Chief Executive Officer

Durham, North Carolina

April 20, 2007

We urge you to complete, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the annual meeting in person. If you do attend the annual meeting, you then may withdraw your proxy and vote in person. You may withdraw your proxy at any time prior to voting.

M&F BANCORP, INC.

2634 Durham Chapel Hill Blvd.

Durham, North Carolina 27707

(919) 687-7800

PROXY STATEMENT

M&F Bancorp, Inc. (the “Corporation”) is sending this proxy statement to you for the solicitation of proxies by our Board of Directors to be voted at the annual stockholders’ meeting. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 20, 2007.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The annual meeting will be held at 6.00 p.m. Eastern Daylight Savings Time on Wednesday May 16, 2007 (the “Annual Meeting”) at the M&F Bank Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707.

What Matters Will be Voted on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

•

Elect six people to serve on the Corporation’s Board of Directors (the “Board of Directors” or “Board”) until the annual meeting of stockholders in 2008 or until their successors are elected and qualified;

•	Ratify the appointment of McGladrey & Pullen, LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2007; and

•	Consider any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the record date, March 21, 2007, are entitled to receive notice of and to vote at the Annual Meeting. On March 21, 2007, there were 1,685,646 shares of the Corporation’s common stock outstanding and there were approximately 1,110 stockholders of record. Each share of the common stock is entitled to one vote on each matter considered at the meeting.

What Constitutes a Quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares eligible to vote at the Annual Meeting is required for a quorum. Abstentions, broker non-votes and votes withheld from any director nominee count as “shares present” at the Annual Meeting for purposes of determining a quorum.

What Vote is Required to Approve Each Proposal?

Election of Directors. The six nominees for election as directors who receive the greatest number of votes will be elected directors. Votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees. Stockholders can cumulate their votes in the election of directors.

Ratification of Accountants. The Audit Committee of our Board of Directors has appointed McGladrey & Pullen, LLP to act as the independent auditor for the Corporation for the year ending December 31, 2007. Ratification of this proposal will require the favorable vote of at least a majority of all shares of common stock voted on the measure.

Other Matters. Any other matters presented for consideration at the Annual Meeting or any adjournment of the Annual Meeting will require the vote of at least a majority of all shares of common stock present and voting on the matter. Management currently knows of no other matters to be presented at the Annual Meeting.

Abstention and Broker Non-Votes. Abstentions and broker “non-votes” are not counted as votes cast and, therefore, will have no effect on the vote for any proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power for that particular item.

How Do I Vote?

If you complete and sign the enclosed proxy and return it to us, it will be voted as you direct. If you return your proxy but do not give directions for one or more of the proposals, any directions you give will be followed and the proxy will be voted FOR each of the proposals on which no directions are given. If any other matters are properly presented at the Annual Meeting for consideration, the people named in the proxy will have discretion to vote on those matters according to their best judgment. “Street name” stockholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Can I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, your proxy can be withdrawn at any time before it is voted by:

•	delivering written notice to our Corporate Secretary, M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707, before the vote at the Annual Meeting, or

•	completing and returning a later dated proxy, or

•	attending the Annual Meeting and voting in person.

Who Pays the Cost of Soliciting Proxies?

The Corporation will bear the cost of soliciting proxies for the Annual Meeting. In addition to soliciting proxies by mail, directors, officers and employees of the Corporation and our bank subsidiary, Mechanics & Farmers Bank (the “Bank”), may solicit proxies personally or by telephone or fax. No director, officer or employee of the Corporation or Bank who solicits proxies will receive any compensation for their solicitation efforts other than their regular compensation for the positions they hold. The Corporation does not intend to pay any compensation to any other people for the solicitation of proxies. However, it will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses related to mailing proxy materials to beneficial owners.

STOCK OWNERSHIP

Who are the Owners of the Greatest Percentage of our Common Stock?

The following table shows all “persons” or “groups,” as defined in the Securities Exchange Act of 1934, as amended (“Exchange Act”), who are known to the Corporation to beneficially own more than 5% of the Corporation’s common stock as of the record date, March 21, 2007:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership1	Percent of Outstanding Common Stock[2]
Mrs. Vivian M. Sansom 1521 Cross Link Road Raleigh, NC 27610	180,798	10.73%

Mrs. Selena W. Wheeler 302 Formosa Avenue Durham, NC 27707	163,234	9.68%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]
North Carolina Mutual Life Insurance Company 411 West Chapel Hill Street Durham, NC 27701	156,000	9.25%

[1]	Unless otherwise noted, all shares are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 1,685,646 shares of common stock outstanding as of March 21, 2007.

How Much Stock Do Directors, Nominees and Executive Officers of the Corporation and the Bank Own?

Set forth below is certain information, as of the record date, March 21, 2007, regarding shares of common stock owned beneficially by each of the members of the Board of Directors, nominees to the Board, members of the board of directors of the Bank, certain executive officers of the Corporation and the Bank, and the directors, nominees and executive officers as a group.

The table includes shares owned by spouses and minor children, shares held in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership where the people named in the table have “beneficial ownership” of the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]
Willie T. Closs, Jr. Director of the Corporation and the Bank 411 West Chapel Hill Street Durham, NC 27701	400	*

Genevia Gee Fulbright Director of the Corporation and the Bank P.O. Box 13156 Research Triangle Park, NC 27709-3156	1,054	*

Michael L. Lawrence Director of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 206 Durham, NC 27707	90	*

Cedric L. Russell Director of the Bank 822 Carl Russell Avenue Winston-Salem, NC 27101	704	*

Joseph M. Sansom Director of the Corporation and the Bank 2701 Little John Road Raleigh, NC 27610	1,848	*

Kim D. Saunders President & Chief Executive Officer of the Corporation and the Bank; 2634 Durham Chapel Hill Boulevard, Suite 206 Durham, NC 27707	0	0

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Outstanding Common Stock[2]
J. C. Scarborough III Director of the Bank P.O. Box 1075 Durham, NC 27702	9,200		*

Maceo K. Sloan Director of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 206 Durham, NC 27707	8,284		*

Aaron L. Spaulding Director of the Corporation and the Bank 5400 Glenwood Avenue, Suite 200 Raleigh, NC 27612-3747	59,022	[3]	3.50%

James A. Stewart Director of the Bank 14 Consultant Place, Suite 250 Durham, NC 27707	26,146		1.55%

Connie J. White Director of the Bank P. O. Box 555 Durham, NC 27702	1,474	[4]	*

Ronald Wiley Former President, Chief Executive Officer and Director of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 206 Durham, NC 27707	874		*

Jonathan Sears Woodall Chief Financial Officer, Senior Vice President and Corporate Secretary of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 206 Durham, NC 27707	200		*

Directors and Named Executive Officers as a group (13 people)	109,296		6.48%

*	Represents less than 1% of the Corporation’s outstanding common stock.
[1]

Unless otherwise noted, all shares are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals. None of the named individuals have pledged common stock as security.

[2]	Based upon a total of 1,685,646 shares of M&F Bancorp, Inc. common stock outstanding as of March 21, 2007.
[3]

Includes 10,200 shares of common stock held in trust and for which Mr. Spaulding serves as trustee and, as such, has certain voting and investment powers over these shares. Includes 28,500 shares of common stock held by the Estate of Mr. Spaulding’s late mother, for whom Mr. Spaulding serves as Executor and, as such, has certain voting and investment powers over these shares.

[4]	Includes 24 shares held jointly with her brother.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Corporation’s Articles of Incorporation authorize the Board to fix the exact number of directors from time to time within a range of no fewer than three or more than nine people. The Board has fixed the number of directors for the coming year at seven (7) people.

Directors are nominated and elected for one year terms. The individuals elected as directors at this Annual Meeting will hold office until the 2008 annual meeting of stockholders or until their successors are elected and qualified.

Each nominee for director has indicated that he or she is able and willing to serve on the Board. If any nominee becomes unable to serve, the common stock represented by all properly completed proxies will be voted for the election of a substitute nominee recommended by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve or why a substitute nominee would be required.

Nominees for Election at this Annual Meeting

Information about the nominees for election at the Annual Meeting is set forth below:

Name	Age[1]	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since
Willie T. Closs, Jr.,	51	Mr. Closs is a Director and Executive Vice President of North Carolina Mutual Life Insurance Company, and has been associated with that insurance company since 1983.	Director of the Corporation since 2002. Director of the Bank since June 2005.

Genevia Gee Fulbright	44	Ms. Fulbright is President/COO of Fulbright & Fulbright, CPA, PA and President of Fulbright Electronic Commerce, Publishing & Media, Inc. Since October 2006, she has served as a Trustee for the AICPA Foundation and as the AICPA MIC Committee Chair. She previously served as a Senior Auditor for Adams, Grant, Werner & Company (Grant & Smith, LLP), Sales Auditor for Dayton Hudson/Target Subsidiary Mervyn’s and as an IRS Revenue Agent.	Director of the Corporation since 2000. Director of the Bank (i) 1994 to 2001; and (ii) since June 2005.

Michael L. Lawrence	36	Mr. Lawrence has been the Chief Financial Officer of NCM Capital Management Group, Inc. since June 2003. Prior to that, Mr. Lawrence served as a Senior Manager with Deloitte & Touche LLP from July 1993 until June 2003.	Director of the Corporation since 2006. Director of the Bank since August 2005.

Joseph M. Sansom [2]	63	Mr. Sansom is Managing Partner, Sansom Associates, LLC. He previously served with the State of North Carolina in the Treasurer’s Office, as Assistant to the State Treasurer, from 1996 to January 2002.	Director of the Corporation since 1999. Director of the Bank since 1987.

Name	Age[1]	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since
Maceo K. Sloan	57	Mr. Sloan is Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc. and Chairman, Chief Executive Officer and Chief Investment Officer of both NCM Capital Advisers, Inc. and NCM Capital Management Group, Inc. Mr. Sloan serves as a director of each of the abovementioned firms and SCANA Corporation and is a trustee of CREF (College Retirement Equities Fund), a registered investment company under the Investment Company Act, and the TIAA-CREF Funds Boards.	Director of the Corporation since 2000. Director of the Bank (i) 1980 to 2001; and (ii) since June 2005.

Aaron L. Spaulding	63	Mr. Spaulding is Chairman, President and Chief Executive Officer of Global Travel Group, Inc., d/b/a Prestige Travel, an American Express Travel Services Representative.	Director of the Corporation since 1999. Director of the Bank since 1994.

[1]	Ages are given as of December 31, 2006.
[2]	Mr. Sansom is the son of Vivian M. Sansom, who owns more than ten percent of the Corporation’s outstanding common stock.
[3]

North Carolina Mutual Life Insurance Company is a significant stockholder of the Corporation’s common stock. Mr. Closs is a director and executive vice president of North Carolina Mutual Life Insurance Company.

The Board has determined that each of the above named directors are “independent” as that term is as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE SIX NOMINEES AS DIRECTORS OF THE CORPORATION FOR THE COMING YEAR.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

How Often Did the Corporation’s Board of Directors Meet During 2006?

During the year ended December 31, 2006, the Board of Directors held nine (9) meetings. All of the current directors of the Corporation attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during the fiscal year ended December 31, 2006.

How Often Did the Board of Directors of the Bank Meet During 2006?

During the year ended December 31, 2006, the Board of Directors of the Bank (the “Bank Board”) held 15 meetings. All of the current directors of the Bank attended at least 75% of the aggregate number of meetings of the Bank Board and Bank Board committees on which they served during the fiscal year ended December 31, 2006.

What is the Corporation’s Policy for Director Attendance at Annual Meetings?

Although it is customary for all members of the Board to attend, the Corporation has no formal policy in place with regard to Board members’ attendance at its annual meetings of stockholders. All Board members attended our 2006 annual meeting of stockholders, which was held on June 20, 2006.

How Can a Stockholder Communicate with the Board or its Members?

The Corporation does not have a formal procedure for stockholder communication with the Board. In general, our directors and executive officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to Kim D. Saunders, our Chief Executive Officer, or Jonathan Sears Woodall, our Corporate Secretary at the following address with a request to forward the same to the intended recipient: M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707. Alternatively, stockholders may direct correspondence to the Board, or any of its members, care of the Corporation at the above address. In addition, stockholders may contact us through our website address at www.mfbonline.com or using our toll-free number, 1-800-433-8283. The Board has delegated to the Corporate Secretary, or his designee, responsibility for determining in his discretion whether the communication is appropriate for director, committee or Board consideration. According to the policy adopted by the Board, the Corporate Secretary is required to direct all communications regarding personal grievances, administrative matters, the conduct of the Bank’s ordinary business operations, billing issues, product or service related inquires, order requests, and similar issues to the appropriate individual within the Bank. All other communications are to be submitted to the Board as a group, to the particular director or committee to whom it is directed or, if appropriate, to the director or committee the Corporate Secretary believes to be the most appropriate recipient, as the case may be.

What Committees Have Been Established?

Committees of the Corporation

The Board has four standing committees, an Audit Committee, a Strategic Issues and Planning Committee, a Corporate Governance and Nominating Committee and a Compensation Committee.

Audit Committee. The Audit Committee reviews the engagement of the Corporation’s independent registered public accounting firm, reviews quarterly and annual consolidated financial statements, considers matters relating to accounting policy and internal controls, discusses significant accounting estimates with management and with the independent auditors, reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence and reviews the scope of the annual audits in accordance with its written Audit Committee Charter.

The Audit Committee consists of directors Willie T. Closs, Jr. (Chairman of the Committee), Genevia Gee Fulbright, Michael L. Lawrence and Aaron L. Spaulding. During 2006 (i) Maceo K. Sloan was a member of the Committee; and (ii) Genevia Gee Fulbright was chairperson of the Committee, each resigning from these positions in June 2006. There were five (5) meetings of the Audit Committee during the year ended December 31, 2006.

Under NASDAQ corporate governance standards applicable to Audit Committee composition, the Committee must have at least three directors, all of whom are financially literate, and at least one member who has accounting or related financial management expertise. The Board has determined that Willie T. Closs, Jr., Genevia Gee Fulbright and Michael L. Lawrence each qualify as “audit committee financial experts” as defined under applicable SEC and NASDAQ rules and regulations. The Board has determined that the remaining directors on the Committee meet the relevant SEC and NASDAQ financial literacy standards.

The Committee has adopted a written charter which is reviewed annually, and was reviewed and restated on December 14, 2005 and again on March 20, 2007. A copy of the charter is available on the “Shareholder Information” page of the Corporation’s website at www.mfbonline.com.

REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Corporation’s audited consolidated financial statements with management of the Corporation and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC. The Audit Committee also appointed the Corporation’s independent auditor for the fiscal year ending December 31, 2007 and the Board concurred in the recommendation.

Members of the Audit Committee
Willie T. Closs, Jr. Chairman
Genevia Gee Fulbright
Michael L. Lawrence
Aaron L. Spaulding

Strategic Issues and Planning Committee. The Strategic Issues and Planning Committee assists in influencing the future direction of the Corporation. The Strategic Issues and Planning Committee recommends planning issues and policies to the Board, monitors the planning activities of the Corporation’s officers, and makes recommendations as appropriate, to the officers and directors of the Corporation.

The Strategic Issues and Planning Committee consists of directors Maceo K. Sloan (Chairman of the Committee), Aaron L. Spaulding, Willie T. Closs, Jr., Genevia Gee Fulbright, Michael L. Lawrence and Joseph M. Sansom. There were no meetings of the Strategic Issues and Planning Committee during the year ended December 31, 2006.

Corporate Governance and Nominating Committee. The Corporation established a Corporate Governance and Nominating Committee in March 2004. The Corporate Governance and Nominating Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Committee facilitates an annual evaluation by Board members of the Board and individual director performance. There were two (2) meetings of this Committee during the year ended December 31, 2006.

The Corporate Governance and Nominating Committee consists of directors Aaron L. Spaulding (chairman of the Committee), Willie T. Closs, Jr., Genevia Gee Fulbright, and Maceo K. Sloan.

The Committee has adopted a written charter which is reviewed annually, and was reviewed and restated on March 7, 2006 and again on March 23, 2007. A copy of this charter is available on the “Investor Relations – Governance Documents” page of the Corporation’s website at www.mfbonline.com.

Process for Nominating Directors. The Corporate Governance and Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each annual meeting. The Committee identifies director nominees from various sources such as officers, directors, and stockholders. In 2006 it did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Committee currently has no written policy with regard to the consideration of director candidates recommended by stockholders, however, as a matter of practice the Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a Committee-recommended nominee. The Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee’s: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to Corporation stock ownership. Where appropriate, the Committee will ultimately recommend nominees whom it believes will enhance the Board’s ability to oversee and direct, in an effective manner, the affairs and business of the Corporation. Additional factors the Committee may consider in evaluating candidates include: (i) relevant business experience; (ii) judgment, skill and reputation; (iii) number of other boards on which the candidate serves; (iv) other business and professional commitments; (v) lack of potential conflicts of interest with other pursuits; (vi) whether the candidate is a party to any action or arbitration adverse to the Corporation; (vii) financial and accounting background to enable the Committee to determine whether the candidate would be suitable for Audit Committee membership or qualify as an “audit committee financial expert”; (viii) executive compensation background, to enable the Committee to determine whether a candidate would be suitable for Compensation Committee membership; and (ix) the size and composition of the existing Board. In evaluating candidates, the Committee also seeks to achieve a balance of knowledge, experience and capability on the Board.

Before nominating a current director for re-election at an annual meeting, the Committee will consider the director’s performance on the Board and whether the director’s re-election will be consistent with any corporate governance policies of the Corporation.

Shareholder Nominations. According to the Corporation’s Bylaws, any stockholder nomination of candidates for election to the Board at the annual meeting must be made in writing to the Corporation’s Corporate Secretary not fewer than 30 days nor more than 50 days prior to the date of the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

Stockholder nominations must contain the following information if known to the nominating stockholder:

•	The name and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The total number of shares of common stock of the Corporation that will be voted for each proposed nominee;

•	The name and address of the nominating stockholder; and

•	The number of shares of common stock owned by the nominating stockholder.

The Board may disregard any nominations that do not comply with these requirements. Upon the instruction of the Board, the vote inspector for the annual meeting may disregard all votes cast for a nominee if the nomination does not comply with these requirements.

Compensation Committee. The Committee determines the compensation of the Bank’s executive officers. The salaries of each of the executive officers is determined based upon the executive officer’s contributions to the Corporation’s overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The Committee also compares the compensation of the Bank’s executive officers with compensation paid to executives of comparable financial institutions in North Carolina and executives of other businesses in the Bank’s market area. In addition, the Committee receives the recommendations of the Bank’s Compensation Committee, and the Chief Executive Officer, for the compensation to be paid to other executive officers, and after due deliberation determines the compensation of such executive officers, and the Chief Executive Officer. This process is designed to ensure consistency throughout the executive compensation program. The charter allows the Committee to delegate such of its duties and responsibilities as it deems appropriate and advisable to a subcommittee of not less than two (2) members. The charter also allows the Committee to retain compensation consulting firms to assist in evaluating executive compensation. The Corporation did not engage any compensation consulting firms during 2006.

The Compensation Committee consists of directors Maceo K. Sloan (chairman of the Committee), Willie T. Closs, Jr. and Aaron L. Spaulding. The Committee has adopted a written charter, a copy of which is available on the “Investor Relations – Governance Documents” page of the Corporation’s website at www.mfbonline.com. The Compensation Committee met once during the year ended December 31, 2006

Committees of the Bank

The Bank Board has several standing committees, including the Executive Committee and the Personnel/Compensation Committee.

Executive Committee. The Executive Committee of the Bank may act, between meetings of the Bank Board, with all the authority of the full Bank Board. During 2006, the members of the Executive Committee were Bank directors Joseph M. Sansom, Aaron L. Spaulding, James A. Stewart, Connie White, and Ronald Wiley. Upon Mr. Wiley’s resignation from the Corporation and the Bank in January 2007, he ceased being a member of the Committee. There were no meetings of the Executive Committee during the year ended December 31, 2006.

Personnel/Compensation Committee. The Personnel/Compensation Committee reviews and recommends to the Compensation Committee of the Board compensation arrangements for senior management of the Bank. The members of this Committee are Bank directors Aaron L. Spaulding (chairman of the Committee), Joseph M. Sansom and James A. Stewart. The Committee met three (3) times during the year ended December 31, 2006.

EXECUTIVE OFFICERS

The following table provides information about the executive officers of the Corporation and the Bank.

Name	Age[1]	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since
Kim D. Saunders[2]	46

Ms. Saunders became the President and Chief Executive Officer of the Corporation and the Bank, effective February 26, 2007. She previously served as President and Chief Executive Officer of Consolidated Bank and Trust Company, located in Richmond, Virginia from December 2003 to February 2007. For the period from November 1998 until December 2003, Kim was Executive Vice President and Chief Lending Officer for City First Bank of D.C., a $100 million community development bank, chartered by the Office of the Comptroller of the Currency.

			February 2007

Ronald Wiley	51	President/Chief Executive Officer of the Corporation and the Bank, June 2005 to January 2007; President/Chief Executive Officer of Southern Dallas Development Corporation, May 2003 to April 2005; President/Chief Executive Officer of Douglass National Bank, January 1994 to May 2002.	June 2005 to January 2007

Jonathan Sears Woodall	47	Senior Vice President/Chief Financial Officer and Corporate Secretary of the Corporation and the Bank, April 10, 2006 to present. Previously he was a Business Advisor with North Carolina Mutual Life Insurance Company, in Durham, N.C. (2003-2006), Chief Financial Officer, ArrayXpress, Inc., based in Raleigh, N.C. (2003-2005) and a Manager, Senior Manager and latterly a Partner with Deloitte & Touche LLP in Raleigh, N.C. (1987-2002).	April 2006

________________

[1]	Ages are given as of December 31, 2006.
[2]

Ms. Saunders was appointed President and Chief Executive Officer of the Corporation and the Bank, effective February 26, 2007. Since she was not an executive officer during the fiscal year ended December 31, 2006, she is not otherwise reported on in this Proxy Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table shows, for the year ended December 31, 2006, the cash compensation received by, as well as certain other compensation paid or accrued for 2006, for Ronald Wiley, former President and Chief Executive Officer of the Corporation and the Bank, and Jonathan Sears Woodall, Senior Vice President, Chief Financial Officer and Corporate Secretary of the Corporation and the Bank (together, the “named executive officers”), each of whom serves the Corporation and/or the Bank in the offices noted. Cash compensation is paid by the Bank, not the Corporation.

Name and Principal Position	Salary ($)	Bonus ($)[1,2]	All Other Compensation($)[3,4]	Total ($)
Ronald Wiley [5] Former President/Chief Executive Officer of the Corporation and the Bank	$165,000	$5,000	$3,026	$173,026

Jonathan Sears Woodall, Chief Financial Officer & Senior Vice President of the Corporation and the Bank	$94,588	$10,000	$18,479	$123,067

[1]	For Mr. Wiley, this represents a cash bonus paid in lieu of a stock grant pursuant to his employment agreement.
[2]	For Mr. Woodall, this represents a bonus earned for 2006 based on the Corporation’s incentive compensation plan.
[3]

For Mr. Wiley, this represents $1,805 “gross up” for payment of taxes associated with the $5,000 cash bonus paid in lieu of a stock grant, as discussed above, $883 of deemed income related to face value of group term life insurance greater than $10,000 and $338 of (unvested) allocation of forfeitures of employer contributions to the Bank’s 401(k) Plan.

[4]

For Mr. Woodall, this represents a $15,000 one-time signing bonus, $2,925 of (unvested) employer contributions to the Bank’s 401(k) Plan and $338 of deemed income related to face value of group term life insurance greater than $10,000 and $216 of (unvested) allocation of forfeitures of employer contributions to the Bank’s 401(k) Plan.

[5]	Mr. Wiley did not receive any additional compensation for serving as a director on the boards of the Corporation and the Bank during 2006.

Employment Agreements

Wiley Employment Agreement. In 2005, the Corporation and the Bank (together the “Employer”) entered into an employment agreement with Mr. Wiley in connection with his appointment as President and Chief Executive Officer of the Corporation and the Bank (the “Employment Agreement”). In January 2007 the Employer and Mr. Wiley executed a Separation Agreement and General Release (the “Severance Agreement”), and Mr. Wiley resigned his positions with the Corporation and the Bank.

The Employment Agreement provided for an annual base salary of $165,000. During 2006, he also received $6,805 for the purchase of the Corporation’s common stock. In addition, the Employment Agreement provided for discretionary bonuses and participation in all other pension, profit-sharing, or retirement plans maintained by the Employer for its employees and/or executives, as well as fringe benefits normally associated with Mr. Wiley’s office, including reimbursement for the use of an automobile and club dues. The Employment Agreement provided that Mr. Wiley would participate in the Corporation’s Incentive Compensation Plan, under which he would be entitled to payment of a bonus, at least annually, based upon performance measurements as defined in the Employment Agreement.

The Employment Agreement provided for an initial term of employment of three years, beginning June 15, 2005, with the term automatically extending for additional terms of one year on each anniversary date of the Employment Agreement unless a non-renewal notice was given by either party, prior to the anniversary date of the Employment Agreement. Prior to the first anniversary of the Employment Agreement, Mr. Wiley was served with notice on non-renewal. The Employment Agreement provided that Mr. Wiley could be terminated for cause, as defined in the Employment Agreement, that he could otherwise be terminated (subject to vested rights), or he could choose to terminate his employment. If the Employer materially altered the nature of Mr. Wiley’s duties or position, or materially breached the Employment Agreement, the Employment Agreement provided that Mr. Wiley could give notice of constructive termination and be entitled to all compensation provided for during the remainder of his initial term of employment. If Mr. Wiley terminated without cause, or terminated for cause, Mr. Wiley would be entitled to his annual base salary, participation in the Incentive Compensation Plan at not less than the target levels if actual performance is lower, retirement and fringe benefits until the termination date or for one year after such termination, whichever is longer. However, if the Employer, during the initial term gave Mr. Wiley notice of termination with or without cause, Mr. Wiley would be paid all compensation provided for in the Employment Agreement, for the remainder of the initial term or for one year after the termination date, whichever is longer. If Mr. Wiley was constructively terminated, as defined in the Employment Agreement, Mr. Wiley would be entitled to receive his minimum annual base salary, participation in the Incentive Compensation Plan at not less than the target levels if actual performance was lower, retirement and fringe benefits, all as provided, until the termination date or for one year after such termination, whichever is longer.

The Employment Agreement also provided for the payment of a severance benefit to Mr. Wiley in the event his employment being terminated in conjunction with or following a change in control, as defined in the Employment Agreement. Under the terms of the Employment Agreement, in the event of an unapproved change in control, as defined in the Employment Agreement, Mr. Wiley would be entitled to receive an amount equal to his minimum annual base salary and bonuses approved under the Employment Agreement for a period of 2.99 years, as well as continued participation in all benefit plans and fringe benefits (except for qualified retirement plan benefits) for the same period of time, or, at Mr. Wiley’s election, a lump sum payment within 60 days of the termination date equal to the present value of his base salary and bonuses approved under the Employment Agreement for a period of 2.99 years as well as continued participation in all benefit plans and fringe benefits (except for qualified retirement plan benefits) for the same period of time. In the event of an approved change in control, as defined in the Employment Agreement, upon Mr. Wiley’s declaration of termination at will, as provided for in the Employment Agreement, or upon the Bank’s termination without cause within two years following the change in control, Mr. Wiley would be entitled to the same benefits payable upon termination after an unapproved change in control. In any case, Mr. Wiley would also be entitled to receive, in addition to the termination benefit, a cash payment in an amount equal to the amount of any excise tax liability incurred by Mr. Wiley under Section 4999 of the Internal Revenue Code of 1986 (the “Code”) as a result of the receipt of the termination benefit.

The Employment Agreement also restricted, following termination of employment, the right of Mr. Wiley to compete against the Bank within the counties in which the Bank had offices during the term of the Employment Agreement. The restriction would apply during any period following termination of employment in which Mr. Wiley is receiving termination payments or is participating in benefit plans. The non-compete restriction would not apply if employment was terminated without cause. If Mr. Wiley was terminated for cause, the non-compete period would be twelve months following the termination date.

The Severance Agreement amended and superseded the Employment Agreement and provides that the Employer will continue to pay Mr. Wiley his salary ($165,000 per annum) on its regularly scheduled paydays, through December 31, 2007, subject to applicable withholdings. Employer shall also pay all expenses associated with the continuation of the Executive’s health plan coverage through December 31, 2007, unless he secures comparable coverage through another employer prior to such time.

The Severance Agreement also releases Mr. Wiley from the non-compete covenant contained in the Employment Agreement, and otherwise provides that Employer shall have no other financial obligations to Mr. Wiley and Mr. Wiley’s participation in all compensation and benefit plans, programs, practices, and policies provided to employees shall cease as of the separation date, except that Mr. Wiley shall have the right to continue group health plan coverage as is provided under COBRA.

Woodall Employment Arrangement. In April 2006, the Corporation and the Bank appointed Mr. Woodall Senior Vice President and Chief Financial Officer of both the Corporation and the Bank. Mr. Woodall does not have a written employment agreement with either the Corporation or the Bank. Pursuant to the terms of his employment, Mr. Woodall is entitled to receive an initial annual salary of $130,000, to be reviewed on at least an annual basis. In addition, he received a signing bonus of $15,000, and is eligible to participate in the Corporation’s Incentive Compensation Plan and the Bank’s qualified and non-qualified benefit plans (upon meeting their respective eligibility requirements) and, at the discretion of the Corporation, may be eligible to receive performance related bonuses pursuant to a bonus agreement, upon which the design and associated compensation have yet to be agreed.

Incentive Compensation Program

The Bank, as part of the implementation of its strategic plan, adopted an Incentive Compensation Program (the “Program”) for employees covering the fiscal year ending December 31, 2005. The Program is composed of separate plans for different groups of employees: President, Executive Officers, Senior Management, City Executives, Loan Production Personnel, Branch Customer Staff and Corporate Support. The Program is administered by the President under the supervision of the Bank’s Compensation Committee. Each Incentive Compensation Plan in the Program describes eligibility for incentive awards and the basis for payments (annual or quarterly). Participants in the various plans are rewarded based on performance in key components of the Bank’s success, both in terms of size and profitability. Each year the Program is presented to and reviewed and approved by the Bank’s Compensation Committee. Individual awards are determined by a formula set under each Incentive Compensation Plan for different groups of employees that link attainment of the Bank’s strategic objectives with attainment of individual goals and objectives.

The Incentive Program was not utilized during 2006. The Compensation Committee of the Bank approved a pool of discretionary bonuses to its employees, including officers, in an aggregate amount of $167,000 during 2006.

Bank-Owned Life Insurance (“BOLI”)

BOLI involves the purchase of single premium, variable-rate life insurance policies, covering the lives of a number of employees, usually senior officers and members of the Corporation and/or the Bank Board of Directors. The purpose of this type of investment is to increase after-tax earnings on the invested funds as a means to offset costs associated with employee benefit plans or provide additional benefits for employees and to compensate members of the boards of directors for their services. During the fourth quarter of 2002, after having completed an evaluation of BOLI arrangements, the Bank invested $4,259,500 in BOLI, covering the lives of the then executive officers and select members of the boards of directors. The Bank is the owner of the BOLI policies and is entitled to the full cash surrender value of the policies. The primary goal of this investment in BOLI is to help offset increased pension costs associated with the Bank’s Supplemental Executive Retirement Plan and other unqualified benefit programs of the Corporation and the Bank. In connection with certain of these BOLI policies purchased by the Bank, an associated split dollar death benefit exists. Upon the associated insured’s death, the net split dollar death benefit is divided between the insured’s named beneficiary and the Bank. The aggregate death benefit for former and current officers as of December 31, 2006 is $980,775, made up of the following: Mr. Johnson ($446,343), Ms. Small ($310,272) and Harrington ($224,160).

401(k) Plan

The Bank has established a contributory savings plan for its employees, which meets the requirements of Section 401(k) of the Code (the “401(k) Plan”). All employees who have completed 90 days of service and who are at least 21 years of age may elect to contribute up to 12% of their compensation to the 401(k) Plan each year, subject to certain maximums imposed by federal law. The Bank is obligated under the terms of the 401(k) Plan to match 50% of each eligible employee’s pre-tax contributions (excluding the employee’s pre-tax contributions in excess of 6% of compensation). Participants are fully vested in amounts that they contribute to the 401(k) Plan. Participants are fully vested in amounts contributed to the 401(k) Plan on their behalf by the Bank as employer matching contributions or as discretionary contributions after five years of service according to the following schedule: one year, 20%; two years, 40%; three years, 60%; four years, 80%; five or more years, 100%.

Benefits under the 401(k) Plan are payable in the event of the participant’s retirement, death, disability or termination of employment. Normal retirement age under the 401(k) Plan is 65 years of age.

The named executive officers participated in the 401(k) Plan during 2006, on the same basis as all other eligible employees of the Bank. The matching contributions for each of the named executive officers was based on a formula contained in the terms of the 401(k) Plan and was not related to the Corporation’s or the individual officer’s performance for the year. During 2006, the Bank’s matching contributions for Mr. Woodall totaled $2,925. Mr. Wiley did not receive any matching contributions from the Bank during 2006.

Equity Compensation Plans.

The Corporation has one equity compensation plan, the Incentive Stock Option Plan of 1999 (the “Stock Option Plan” or “Plan”). Neither of the named executive officers has received any equity awards under the Stock Option Plan.

The Stock Option Plan provides for the grant of stock options for the purchase of up to 171,000 shares (adjusted for the January 21, 2000 3-for-2 stock split and the 100% stock dividend paid on January 10, 2005) of the Corporation’s common stock as incentive awards to officers of the Corporation and its subsidiaries (the “Key Employees”, including the executive officers, but excluding any director who is not also a full-time employee of the Corporation or a subsidiary). The purpose of the Plan generally is to assist the Bank in attracting and retaining key employees and to align their interests with those of stockholders, and to encourage and motivate Key Employees to perform at levels that will contribute to both the Corporation’s financial performance and to the growth of the market value of its common stock, thereby enhancing stockholder value. The Plan expires on December 28, 2009, and no options may be granted thereafter.

Plan Administration. The Stock Option Plan is administered by the Board. If a director is eligible as an employee for the grant of an option, that director must recuse himself or herself and not participate in the discussion, nor vote on the award of any option to him or her. The Board is authorized:

•	to make all determinations regarding the persons to whom and numbers of shares and amounts for which stock options will be granted under the Plan,

•	to specify the terms of all awards or grants under the Plan,

•	to interpret and make all other determinations under the Plan,

•	to prescribe, amend and rescind rules and regulations with respect to the operation of the Plan, and

•	to take other actions relating to and reasonable or advisable in administering the Plan.

Stock Options. An option is a right that may be granted to a Key Employee under the Stock Option Plan to purchase a specified number of shares of common stock during a specified period of time and at an agreed upon purchase price per share (the “Exercise Price”). Stock options granted under the Plan are incentive stock options (“ISOs”) pursuant to Section 422 of the Code. The Exercise Price per share of common stock covered by each ISO granted is set by the Board at the time the option is granted, but may not be less than 100% of the fair market value (as determined by the Board in such manner as it, in its sole discretion, deems to be reasonable and appropriate) of a share of common stock at the time the ISO is granted (or 110% of the fair market value in the case of an ISO granted to an optionee who owns more than 10% of the outstanding voting common stock).

Each ISO vests and becomes exercisable as specified by the Board and, to the extent not previously exercised, expires and may not be exercised after the earlier of:

(i)	the expiration date set by the Board at the time of grant (which may be no more than ten years after the date of grant, or five years in the case of an ISO granted to a Key Employee who owns more than 10% of the outstanding voting common stock);

(ii)	90 days after the date of termination of the Key Employee’s employment other than by reason of his or her death, disability, or termination for cause (as defined in the Plan);

(iii)	twelve months following the termination of the Key Employee’s employment as a result of his or her death or disability; or

(iv)	immediate termination if the Key Employee’s employment is terminated for cause or if the Key Employee competes with the Bank (as “compete” is defined in the Plan).

The aggregate fair market value (determined as of the date of grant) of common stock for which all ISOs granted to any Key Employee may become exercisable for the first time in any calendar year may not exceed $100,000. In addition, the Board may impose such other restrictions or conditions as it may deem appropriate.

At the time an ISO is exercised, the optionee must make full payment of the aggregate exercise price for shares being purchased. Payment shall be made in cash. Optionees will have no rights as stockholders with respect to any shares covered by options granted to them until those options have been exercised and the exercise price for the shares has been paid.

ISOs granted under the Stock Option Plan are intended to qualify for favorable income tax treatment. Under the Code, an optionee is not taxed in the year in which an ISO is exercised, unless the alternative maximum tax rules apply. If an optionee holds common stock purchased upon the exercise of an ISO for a period of at least two years following date of grant and at least one year from the date the ISO is exercised (or dies while owning stock), then, upon disposition of the common stock (or upon death while owning the stock), he or she (or his or her estate, as applicable) will realize capital gain equal to the excess of the sale price of the common stock over the exercise price. The Corporation will not be permitted to take a tax deduction at any time in connection with ISOs, unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. If the optionee exercises the ISO prior to the expiration of the two holding periods, the optionee will realize ordinary income equal to the lesser of: (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and sales price, and the Corporation is allowed to take a deduction for the same amount.

Adjustments of Rights in Certain Events. In the event of increases, decreases or changes in the outstanding common stock resulting from a merger, consolidation, stock dividend, split-up, combination, exchange of shares, recapitalization, or change in capitalization, the total number of shares authorized under the Plan and subject to options outstanding and the purchase price per share will be proportionately and appropriately adjusted.

Change in Control Transactions. Immediately prior to a change in control, each outstanding ISO will become immediately vested and may be exercised in full under the terms of the Plan. A “change in control” includes:

•	the acquisition of more than 50% of the common stock of the Corporation,

•	the sale of all or substantially all of the assets of the Corporation, and

•	the merger or consolidation of the Corporation with another entity at least 50% of the stock of which is not owned by the stockholders of the Corporation.

Amendments. The Board may, from time to time, amend, suspend, or terminate the Stock Option Plan. However, no such action will adversely affect any optionee’s rights under any then outstanding option, and the Board shall not:

(i)	increase the maximum number of shares of common stock authorized for the Plan,

(ii)	change the class of employees to other than Key Employees,

(iii)	reduce the basis upon which the Exercise Price is determined,

(iv)	extend the period within which the options under the Plan may be granted, or

(v)	provide for an option that is exercisable during a period of more than ten years from the date it is granted.

Tax Withholding. As a condition to the distribution of shares of common stock upon the exercise or vesting of options under the Plan, the Corporation may require that the Key Employee pay to it, or it may withhold, the amount of any federal or state income or other taxes applicable to income that the optionee is considered to realize from such delivery and that the Board believes the Corporation is required by law to withhold.

Director Compensation

How are Directors Compensated?

Directors are reimbursed for their reasonable travel expenses incurred to attend meetings. Directors who are officers or employees of the Corporation or its subsidiaries received no additional compensation for service as directors or members of Board committees of the Corporation or the Bank. The Board plans to conduct due diligence during 2007, to benchmark fees paid to peer community banks as guidance for establishing fees for 2007. Any non-officer director who serves on both the Board and the Bank Board receives a retainer only from the Corporation.

Corporation Directors

During 2006, the Corporation’s non-officer directors each received an annual retainer of $1,800, $500 for each Board meeting attended and $375 for each committee meeting attended. In addition, non-officer committee chairmen received a $1,000 annual retainer for each committee chaired and the Chairman of the Board received a $3,600 annual retainer.

Bank Directors

During 2006, the Bank’s non-officer directors each received an annual retainer of $1,800, $500 for each Bank board meeting attended and $375 for each committee meeting attended. In addition, non-officer committee chairmen received a $1,000 annual retainer for each committee chaired.

Director Compensation Table. The following table shows, for the fiscal year ended December 31, 2006, the cash compensation paid by the Corporation and the Bank, as well as certain other compensation paid or accrued for that year, to the members of the Corporation’s Board of Directors.

Name	Fees Earned or Paid in Cash [1]	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Willie T. Closs, Jr.	$8,425	—	—	—	—	—	$8,425
Genevia Gee Fulbright	$7,425	—	—	—	—	—	$7,425
Michael L. Lawrence	$4,425	—	—	—	—	—	$4,425
Joseph M. Sansom	$4,300	—	—	—	—	—	$4,300
Maceo K. Sloan	$9,475	—	—	—	—	—	$9,475
Aaron L. Spaulding	$7,175	—	—	—	—	—	$7,175
Ronald Wiley [2]	$0	—	—	—	—	—	$0

[1]	Unless otherwise indicated, this category sets forth the directors’ fees related to the directors’ service on the Corporation and Bank Boards and committees.
[2]

Mr. Wiley did not receive any additional compensation for serving as a director and attending Corporation and Bank Boards and committee meetings. For details of his compensation see the Summary Compensation Table, above.

Indebtedness of and Transactions with Related Persons

The Bank provides loans and other credit facilities in the ordinary course of its business to certain persons who beneficially own more than 5% of the Corporation’s common stock, Corporation and Bank directors, director-nominees and employees, including executive officers, and businesses in which the foregoing have direct or indirect interests, as well as the immediate family of the foregoing. The Bank has adopted a policy which sets forth the requirements applicable to such loans and other credit facilities. These loans and other credit facilities are made using the same credit and underwriting standards as are applicable to the general public, and such loans and other credit facilities do not involve more than the normal risk of collectability or present other unfavorable features. Pursuant to its employee loan policy, loans and other credit facilities to directors and employees are made on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with nonaffiliated persons.

The Corporation entered into a five-year lease on December 31, 2003 under which NCM Capital Advisers, Inc. leases space in the Corporation’s corporate offices. The lease was amended in 2004 to include additional office space. Currently, annual lease payments to the Corporation are approximately $159,000 and will total approximately $795,000 over the full term of the lease. Director Maceo K. Sloan serves as Chairman, Chief Executive Officer and Chief Investment Officer, and is a 66% stockholder of NCM Capital Advisors, Inc. Director, Willie T. Closs, Jr. is a director and Executive Vice President of NCM Capital Advisors, Inc. Director, Michael L. Lawrence is Chief Financial Officer of NCM Capital Advisors, Inc.

The Corporation entered into a ground lease with Vivian M. Sansom (who beneficially owns more than 10% of the common stock of the Corporation) and her husband in 1976, under which the Corporation leases land at Rock Quarry Road, Raleigh for a branch office. Currently the annual lease payment to Mrs. Sansom is $6,000.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Ratification of Appointment of Independent Auditor

McGladrey & Pullen, LLP (“McGladrey”), the Bank’s independent auditor for the fiscal year ended December 31, 2006, has been appointed by the Audit Committee as the Corporation’s independent auditor for the year ending December 31, 2007. This appointment has been ratified by the Board and a proposal to ratify the appointment of McGladrey is being submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITOR FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Change of Independent Auditor in 2006

On March 21, 2006, the Corporation advised Deloitte & Touche LLP (“D&T”) that it would not be re-engaging them as the Corporation’s registered public accounting firm for fiscal year ending December 31, 2006. Accordingly, while the decision to dismiss D&T was reached on March 21, 2006, D&T’s dismissal did not become effective until after they completed their audit of the Corporation’s consolidated financial statements for fiscal year ending December 31, 2005. The decision to dismiss D&T was considered and approved by the Audit Committee on March 21, 2006. D&T’s reports on the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2005, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2005, 2004 and 2003, and any subsequent interim period, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference thereto in their reports on the financial statements for such years. The Corporation has complied with Item 304(a)(3) of Regulation S-B.

On March 21, 2006, the Corporation appointed McGladrey as the Corporation’s registered public accounting firm for fiscal year ending December 31, 2006.

Audit Fees Paid to Independent Auditors

The following table represents fees for professional services rendered by the Corporation’s independent registered public accounting firms for the audit of the Corporation’s annual consolidated financial statements for the years ended December 31, 2005 and 2006 and fees billed for audit-related services, tax services and all other services rendered by those auditors for each of those fiscal years.

	Year ended December 31,
	2006[1]	2006[2]	2005[2]
Audit Fees[3]	$169,465	$5,000	$513,252
Audit-Related Fees[4]	0	0	0
Tax Fees[5]	8,875	25,000	19,020
All Other Fees[6]	0	0	0

Total Fees	$178,340	$30,000	$532,272

[1]	These are fees paid for professional services rendered by McGladrey for the fiscal year indicated.
[2]	These are fees paid for professional services rendered by D&T for the fiscal year indicated.
[3]

These are fees paid for professional services rendered for the audit of the Corporation’s annual consolidated financial statements and for the reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-QSB, and for services normally provided in connection with statutory or regulatory filings or engagements. For D&T for 2006, these fees include amounts paid for reviews of the consolidated financial statements included in the Corporation’s annual report on Form 10-KSB and providing their updated opinion for 2005 and their consent.

[4]

These are fees paid for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above, including fees related to audits of financial statements of employee benefit plans and any subsidiaries, and due diligence services.

[5]

These are fees paid for professional services rendered for tax compliance, tax planning and tax advice, including assistance in the preparation of the Corporation’s various federal, state and local tax returns, tax credit consultation and franchise tax return amendments.

[6]

These are fees paid for permissible work performed by our independent registered public accounting firm that does not meet the above categories, consisting of information technology risk assessment, due diligence services and other special project assistance.

Pre-Approval of Audit and Permissible Non-Audit Services

All audit-related services, tax services and other services rendered in 2006 and 2005 were pre-approved by the Audit Committee, which concluded that the provision of those services by McGladrey and D&T, respectively, were compatible with the maintenance of each firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter provides for pre-approval of all audit and non-audit services to be provided by the Corporation’s independent auditor. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any approvals using this procedure are presented to the Audit Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

It is presently anticipated that the 2008 Annual Meeting of Stockholders will be held on May 21, 2008. In order for stockholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Corporation at the Corporation’s main office (2634 Durham Chapel Hill Blvd., Durham, North Carolina 27707) not later than December 11, 2007 and meet all other applicable requirements for inclusion in the Proxy Statement.

In the alternative, a stockholder may commence his own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at the 2008 Annual Meeting of Stockholders. In order to do so, the stockholder must notify the Secretary of the Corporation, in writing, of his or her proposal at the Corporation’s main office no later than March 6, 2008. If the Secretary of the Corporation is not notified of the stockholder’s proposal by March 6, 2008, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2007 Annual Meeting.

The Corporation’s Bylaws provide that, in order to be eligible for consideration at a meeting of stockholders, all nominations of directors, other than those made by the Board of Directors, must be made in writing and must be delivered to the Secretary of the Corporation not less than 30 days nor more than 50 days prior to the meeting at which the nominations will be made.

However, if less than 21 days notice of the meeting is given to stockholders, the nominations must be delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and greater than 10% stockholders (“Reporting Persons”) to file reports of their ownership and any changes in ownership of common stock with the SEC. Reporting Persons are required by regulation to provide the Corporation with a copy of any Section 16(a) reports they file. Based on the Corporation’s review of copies of the reports received by it and written representations made to it by these persons, the Corporation believes that, except as follows, all Section 16(a) filing requirements applicable to its Reporting Persons were satisfied during the year ended December 31, 2006:

On June 20, 2006, Mr. Lawrence was elected to the Board. A Form 3 was filed for Mr. Lawrence on August 24, 2006.

OTHER MATTERS

The Board knows of no other matters to be considered at the Annual Meeting. If other matters of which the Corporation is made aware after March 30, 2007 are properly brought before the Annual Meeting or any adjournment of the Annual Meeting, Ms. Taylor and Messrs. Long, Sansom and Tucker, intend to vote the shares represented by the proxy according to their best judgment, pursuant to the discretionary authority granted by the proxy.

MISCELLANEOUS

The Corporation’s combined annual report to stockholders for the year ended December 31, 2006 and Form 10-KSB, filed with the Securities and Exchange Commission, has been mailed with this proxy statement to all stockholders of record as of March 21 2007. Any stockholder who has not received a copy of the combined annual report and Form 10-KSB may obtain a copy without charge by writing to the Corporation. Please make your written request to our Corporate Secretary, M&F Bancorp, Inc., 2634 Durham Chapel Hill Blvd., Durham, North Carolina 27707. The combined annual report and Form 10-KSB are not to be treated as part of this proxy statement or as a solicitation of proxies.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO VOTING.

☒	Please mark your votes as in this example.

1. Elect six (6) persons to serve on the Board of Directors of M&F Bancorp, Inc. until the annual meeting of stockholders in 2008. Nominees: Willie T. Closs, Jr., Genevia Gee Fulbright, Michael L. Lawrence, Joseph M. Sansom, Maceo K. Sloan, Aaron L. Spaulding

						2. Ratify the appointment of McGladrey & Pullen, LLP as the independent auditor for M&F Bancorp. Inc. for the fiscal year ending December 31, 2007.	FOR AGAINST ABSTAIN ☐ ☐ ☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For all Nominees Except” and write that person’s name below.)
For all Nominees	☐	Withhold Authority to Vote	☐	For all Nominees Except	☐	3. Consider any other business that may properly be brought before the meeting or any adjournment of the annual meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

SIGNATURE DATE

SIGNATURE DATE
(if jointly held)

If acting Attorney, Executor, Trustee or other representative capacity, please sign name and title.

Ù  Fold and Detach Here  Ù

Return in the Envelope Enclosed

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

M&F Bancorp, Inc.

May 16, 2007 at 6:00 p.m.

Note: Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing for a corporation or partnership or an agent, attorney, executor, administrator, trustee or guardian, please set forth full title as it appears hereon. Stockholders of record at the close of business on March 21, 2007 are entitled to vote at the annual meeting.

M&F Bancorp, Inc.

2634 Durham Chapel Hill Boulevard

P. O. Box 1932 (27702)

Durham, NC 27707

(919) 687-7800

This Proxy is solicited by the Board of Directors in connection with the Annual Meeting of the stockholders of M&F BANCORP, INC. (the “Company”). The undersigned hereby appoints Lem Long, Sr., Joseph M. Sansom, Julia W. Taylor, and Walter S. Tucker or any of them, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this proxy, the number of shares of common stock of the Company held of record by the undersigned on March 21, 2007 on the proposals set forth on the reverse and described in the accompanying proxy statement at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 16, 2007, at 6:00 p.m. at the M&F Bank Corporate Center, 2634 Durham Chapel Hill Boulevard, Durham, NC.

This Proxy will be voted as directed. If you execute and return this Proxy but do not specify otherwise, this Proxy will be voted FOR all the nominees and FOR the proposals listed on the reverse, and, in the Proxies’ discretion, on any other matter that may properly come before the meeting. This Proxy is revocable prior to its exercise.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)